EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of February 8, 2021, among Beyond Commerce Inc. (“BYOC”) and Service 800, Inc. (the “S800” and, together with the BYOC, the “Company”), and Peter Stazzone (“Executive”).

WHEREAS, Executive is currently a member of the Board of Directors of BYOC; and

WHEREAS, Company has agreed to employ Executive, and Executive has agreed to accept such employment, on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants herein, the receipt and sufficiency of which are acknowledged by Executive and by Company, the parties enter into this Agreement to memorialize the terms and conditions of the employment relationship between Company and Executive and acknowledge and agree that the Recitals set forth above are an integral part of and incorporated into this Agreement.

AGREEMENT

1.Definitions. The definitions included in this Section 1, and elsewhere in this Agreement, shall apply to the relevant terms when used anywhere in this Agreement.

A."Affiliate" of a Person means any other Person that directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.“Business Description” means the use of proprietary software and technology to solicit customer experience, customer feedback, process improvement and sales enablement for private enterprise and government agencies.

C.“Cause” means:

(i)Any act or omission by the Executive that constitutes a willful violation of any law, rule or regulation;

(ii)Executive’s conviction of or plea of no contest with respect to a felony, or the commission or attempted commission of any act of fraud, theft or embezzlement in the performance of the Executive’s duties;

(iii)A deliberate and willful act of malfeasance, breach of fiduciary duty, substance abuse, sexual harassment, or discrimination.

(iv)a material breach of any provision of this Agreement by Executive if such breach continues after Company has notified Executive in writing has provided Executive a minimum of 15 days to correct such failure, and Executive failed to correct such breach within the 15 day period;

(v)a failure to perform a material function of Executive’s duties if such failure continues after Company has notified Executive in writing and otherwise in accordance with Company’s written employment policies and Executive fails to correct such failure within the time period provided in accordance with such written notice.

C.“Good Reason” means

(i)a material change in Executive’s authority, duties or responsibilities without his consent;

(ii)a reduction in Executive’s Base Salary or a material change in the calculation of Executive’s bonus or a material change in Executive stock incentive plan without his consent;

(iii)a change in the location of Executive’s principal place of business of more than fifty (50) miles from its location as of the date of this Agreement without his consent; or

(iv)the Company’s breach of any monetary term of this Agreement; or

(v)the Company’s breach of any material non-monetary term of this Agreement, which the Company failed to cure within 30 days;

C.“Non-Competition Period” means the period of time commencing on Executive’s last day of employment under this Agreement and ending three (3) years from such date.

D.“Non-Competition Zone” means (i) the United States and (ii) and such international countries where Buyer and or its Affiliates are doing business or have customers.

E."Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

2.Position and Duties. Executive is engaged and agrees to perform services for and on behalf of Company as Chief Financial Officer of BYOC and Vice President of Finance of S800. Executive will have the job duties and responsibilities as are normally associated with the foregoing position and such additional duties and responsibilities as may be assigned to him from time to time by the Chief Executive Officer or Board of Directors of BYOC or President of S800. Executive shall report to the Chief Executive Officer and Board of Directors of BYOC and President of S800. Executive will be subject to and abide by the written policies and procedures of the Company applicable to personnel of the Company, as may be adopted from time to time. Executive agrees to serve the Company faithfully and to the best of his ability and shall devote his full time, attention, and energies to the business of the Company during customary business hours. The Executive agrees to carry out his duties in a competent and professional manner and to at all times promote the best interests of the Company. Except as expressly provided herein, the Executive shall not, during the Employment Period, engage in any other business, whether or not pursued for profit. Nothing contained herein shall be construed as preventing the Executive from investing in any other business or entity which is not in competition with the business of the Company. Nothing contained herein shall be construed as preventing the Executive from (1) engaging in personal business affairs and other personal matters, (2) serving on civic or charitable boards or committees, or (3) serving on the board of directors of companies that do not compete directly or indirectly with the Company, provided however, that none of such activities materially interferes with the performance of his duties under this Agreement and provided further that the Board of Directors of BYOC approves of each such proposed appointment which approval shall not be unreasonably withheld.

3.Best Efforts and Business Opportunities. During the Term, Executive will devote his attention and efforts to rendering services on behalf of Company, and shall not engage in any outside employment without the express written consent of the Company. Notwithstanding anything herein to the contrary, nothing shall prohibit Executive from: (a) engaging in charitable and public service activities that do not materially interfere with Executive’s availability or ability to perform his duties and responsibilities hereunder; or (b) investing in the securities of any publicly traded company, subject only to Section 7 hereof and to any of Company’s compliance guidelines issued in the ordinary course of Company’s business; or (c) investing in any privately held company, subject only to Section 7 hereof .

4.Term.

A.Subject to the provisions for earlier termination as hereafter provided in Section 8, the term of this Agreement shall be for a period of three (3) years commencing on the Effective Date (“Initial Term”).

B.Following the completion of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms unless, subject to the provisions for earlier termination as hereafter provided in Section 8, one party gives at least thirty (30) days advance written notice of the party’s intent to terminate this Agreement at the conclusion of its then-current term. Each one-year period is individually referred to as a “Renewal Term,” and each Renewal Term (and all Renewal Terms if any) together with the Initial Term are collectively referred to as the “Term.” It is expressly understood and agreed that neither party has any obligation to continue the employment relationship.

5Compensation. Subject to the provisions contained herein, Company shall pay and provide the following compensation and other benefits to Executive as compensation for services rendered herein:

Base SalaryCompany shall pay to Executive an annualized base salary of $180,000 (“Base Salary”) payable in accordance with the Company’s prevailing payroll practices and pro rated for any partial year. Biweekly payments will be made directly to your bank account as per our direct payroll deposit plan.

BonusExecutive will be eligible to receive a bonus up to 100% and no less than 50% of Executives’s base salary based on business performance of Executive and the Company (“Bonus”), with suchtargets to be agreed upon within 60 days of the date hereof and to be reviewed at the end of each financial year.

BYOC Stock GrantBYOC shall issue to Executive shares of restricted common stock of BYOC (the “Shares”) in the amount equal to one (1%) percent of BYOC’s issued and outstanding common stock as of each of the following dates (each, a “Trigger Date”), provided that this Agreement has not been terminated prior to such date(s): (i) the first anniversary of the date hereof; (ii) the second anniversary of the date hereof; and (iii) the third anniversary of the date hereof. BYOC shall issue the shares owed pursuant to the occurrence of a Trigger Date by not later than five (5) business days from such Trigger Date.

401K PlanExecutive will be eligible to participate in the Company's 401K Plan

BenefitsCompany shall provide Executive all benefits to which other, similarly situated executives and employees of Company are entitled, commensurate with his position and subject to the eligibility requirements of such plans, which the Company may alter, amend, change or discontinue in its sole discretion.

Stock Incentive PlanExecutive will be eligible to participate in a stock incentive plan of BYOC, commensurate with his position and experience.

VacationYou will be entitled to four weeks of vacation per year.

ExpensesCompany shall pay or reimburse Executive for all ordinary and necessary expenses, in a reasonable amount, which Executive incurs in performing his duties under this Agreement. Such expenses shall be paid or reimbursed to Executive consistent with the expense reimbursement policy of Company in effect from time to time.

RelocationTo reduce the financial burden of relocation, if necessary, the Company will pay the following costs associated with Executive’s move from Arizona.

•Real estate sales commission fees (and/or taxes where applicable) on Executive’s present house

•Legal fees, points, fees, taxes (where applicable) and costs associated with selling and buying a house

•Moving expenses (three quotations are required)

•Temporary accommodation costs if Executive is required to move from his present house before his new house is available

•Bridge financing for a maximum of four months should Executive’s present house not be sold at the time his move into his new home

•Any equity loss on the sale of Executive’s present home, should his present house not be sold at the time he moves into his new home.

6.Confidentiality Agreement.

A.Executive recognizes that during his employment with Company he will have access to confidential and/or proprietary information of Company which includes, but is not limited to, materials and information (whether written or not) not publicly available about Company’s products, software, processes, services, research, customer lists, customer preferences, other customer information, purchasing, sales, marketing, costs, pricing, improvements, discoveries, manufacturing methods and formulas, inventions, company books, company files, company documents, company records, employees, financial information, strategic plans, and other business aspects of Company which are not generally known and/or which provide Company with a competitive advantage (collectively, “Confidential Information”). Confidential Information does not include information that is generally known or readily available to the public or to Company’s competitors through legitimate means, or that Executive can demonstrate was known to him prior to his employment with Company. Executive agrees that Company is and will at all times remain the exclusive owner of the Confidential Information.

B.Executive shall not, at any time during employment with Company, disclose to anyone (except as is necessary to perform his job duties or as authorized by Company in the furtherance of its business), publish, or use in competition with Company, any of Company’s Confidential Information. If Executive is compelled by court order or similar legal proceeding to divulge Confidential Information, Executive will give reasonable, advance notice to Company of any such order.

C.Executive’s obligations with respect to Confidential Information shall survive the termination of this Agreement for a period of three (3) years following termination of employment with the Company, provided, however, that Executive’s obligations with respect to Confidential Information that constitutes a trade secret or proprietary information under applicable law shall continue for so long as such information remains a trade secret or proprietary information.

7.Restrictions on Competition.

A.Executive specifically acknowledges that by virtue of his employment with the Company he will have access to Confidential Information of the Company and its Affiliates. In order to protect Company’s and Company’s Affiliates’ legitimate business interests, Executive covenants that during the Term and for the Non-Competition Period, he shall not, either directly or indirectly, for himself or through, on behalf of, or in conjunction with any person, persons, partnerships, corporation or entity:

(i)Own, maintain, operate, engage in, or have any interest in, any other business engaged in the operation of a business which is materially engaged in the Business Description and which business is, or is intended to be, located or operated anywhere within the Non-Competition Zone, nor act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, or proprietor for any such business, nor lend any assistance (financial, managerial or otherwise) to any such business; or

(ii)Divert or attempt to divert any business or customer of the Company or any Company Affiliate, to any competitor, by direct or direct inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Company or any Company Affiliate or their respective business or assets; or

(iii)Employ or seek to employ any person who is at that time an employee of the Company or any Company Affiliate, or otherwise directly induce such person or entity to terminate his, her or its relationship with the Company or any Company Affiliate.

(iv)Nothing herein shall be construed to prohibit Executive from owning 5% or less of any class of securities of a publicly traded company which is materially engaged in the Business Description.

B.Executive agrees that it would be difficult to measure damages to the Company from any breach of this Section 7. Accordingly, Executive agrees that the Company may seek specific performance to enforce the restrictions contained herein. Further, the prevailing party in any litigation regarding the provisions of this Agreement, is entitled to recover its costs, expenses and reasonable attorneys’ fees incurred in enforcement.

C.Executive acknowledges and agrees that the geographical and time limitations contained in Section 7 are reasonable and properly required for the adequate protection of the Company and its Affiliate(s). Executive agrees that if any portion of these restrictions contained in this Section 7 are held to be unreasonable, arbitrary or against public policy, then such restriction(s) shall be considered divisible, both as to the time and geographical area, and a lesser time period or geographic area, which is determined by a court of competent jurisdiction to be reasonable, non-arbitrary and not against public policy may be enforced.

8.Termination.

A.By the Company:

(i)For Cause. The Company shall have the right at any time, exercisable upon written notice, to terminate Executive’s employment for Cause, notwithstanding the term of this Agreement. As used in this Agreement,

(ii)Due to Death or Disability. Executive’s employment shall terminate upon Executive’s death and the Company may terminate Executive’s employment due to Executive’s Disability. As used in this Agreement, “Disability” means any physical or mental disability or incapacity that renders Executive incapable of fully performing the essential functions required of Executive by the Company, with or without a reasonable accommodation, consistent with applicable law for a period of 180 consecutive days or for shorter periods aggregating 180 days during any twelve

(12) month period; provided, however, that Executive shall be deemed to suffer from a Disability if Executive is rendered incapable of fully performing the essential functions required of Executive by the Company for a period of ninety (90) consecutive days and at the end of such ninety (90) day period, a qualified independent physician mutually selected by the Company and Executive determines that there is no reasonable prospect of Executive resuming such essential functions within the subsequent ninety (90) day period. For purposes of the definition of Disability, the term “Company” includes any Affiliate of the Company with respect to which Executive performs Executive’s duties. Any question as to the existence of a Disability upon which Executive and the Company cannot agree shall be determined by a qualified independent physician selected by Executive (or, if Executive is unable to make such selection, a selection shall be made by Executive’s spouse, if available, or if such spouse is unavailable due to death or incapacity, any other adult member of Executive’s immediate family), with the consent of the Company, which consent shall not be unreasonably withheld. The determination of such physician made in writing to the Company and Executive shall be final and conclusive for all purposes of determining the existence of a Disability under this Agreement. This provision is not intended to waive Executive’s rights under the Americans with Disabilities Act, the Americans with Disabilities Act Amendments Act, the Minnesota Human Rights Act, the Family and Medical Leave Act, or any other applicable law concerning employees with disabilities or serious health conditions.

(iii)Without Cause. The Company may terminate Executive’s employment under this Agreement Without Cause by providing Executive with at least 10 days written notice, notwithstanding the term of this Agreement. As used in this Agreement, a termination “Without Cause” shall mean the termination of Executive’s employment by the Company other than for Cause pursuant to Section 8(A)(i) above or due to death or Disability pursuant to Section 8(A)(ii) above.

B.By Executive. Notwithstanding the term of this Agreement, Executive may voluntarily resign his employment with Company at any time by providing written notice to Company of such resignation at least thirty (30) days prior to the effective date of resignation. For the purposes of this Agreement, the effective date of Executive’s resignation shall be that specified in the written resignation notice, or the actual date Executive terminates employment with Company as a result of a resignation, whichever occurs later (the “Resignation Date”). Executive shall be entitled to payment of the pro rata portion of Executive’s Base Salary through and including the Resignation Date, plus, if Executive resigns for Good Reason as defined hereafter, a pro rata share of his annual bonus as provided in Section 5(B). The Company reserves the right to pay Executive his Base Salary in lieu of working from the date of the Notice through the Resignation Date. For Executive to have the right to resign for Good Reason, all of the following must timely occur: (i) Executive must provide the Company with notice of the occurrence of any of the Good Reason events within the 30 day period immediately following such event and such notice must describe in detail the Good Reason event and the proposed cure to such event, (ii) the Company must fail to cure such event with a period of 30 days from the date of receipt of such notice, and (iii) notice of resignation is delivered by Executive to the Company within 30 days following the day on which the 30 day period set forth in the preceding clause (ii) expires.

C.Compensation Upon Termination. Except as otherwise provided in this Agreement, upon termination of Executive’s employment with the Company, the Company’s obligation to pay compensation and benefits shall terminate, except that the Company shall pay to Executive or, if applicable, Executive’s heirs, (i) all earned but unpaid Base Salary and Bonus through the date of termination of Executive’s employment with the Company and (ii) if the Company terminates employment Without Cause or Execitve resigns for Good Reason, for any accrued but unpaid and unused paid time off, vacation time, or similar time off. The obligations to pay earned but unpaid Base Salary and Bonus shall apply whether Executive’s termination is voluntary or involuntary and without regard to the reason, if any, for such termination, and are not contingent upon Executive signing a release. Certain other provisions of this Agreement shall, where applicable, survive the termination of this Agreement.

If the Company terminates Executive’s employment Without Cause, the Company shall pay Executive (i) a pro rata bonus as described in Section 5 and (ii) a separation payment equal to $90,000, payable to Executive in equal bi-weekly installments (less applicable withholdings). No other payments or compensation of any kind shall be paid in respect of Executive’s employment with or termination from the Company. Notwithstanding any contrary provision contained herein, in the event of any termination of Executive’s employment, the exclusive remedy available to Executive shall be the amounts due under this Section, which are in the nature of liquidated damages, and are not in the nature of a penalty.

9.Representations Related to BYOC Stock The Executive represents and warrants to the Company that:

(a)Investment Purpose. The Executive is acquiring the Shares for his own account and not with a present view towards the public sale or distribution thereof.

(b)Transfer or Re-sale. The Executive understands that (i) the issuance of the Shares will not be and is not being registered under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "1933 Act") or any applicable state securities laws, and the Shares may not be transferred except pursuant to an effective registration statement or a valid exemption from the registration requirements of the 1933 Act, and neither BYOC nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(c)Legends. Executive understands that the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificate(s) representing such Shares):

"The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope acceptable to Beyond Commerce, Inc. that registration is not required under said Act."

10.Successors. This Agreement shall be binding upon and inure to the benefit of Executive and the Company and its successors, and is binding upon and shall inure to the benefit of any person or entity succeeding Company, by merger, consolidation, purchase of assets or stock, or otherwise. Neither this Agreement nor any portion hereof may be transferred or assigned by Executive without written approval of the Company. This Agreement may be assigned by the Company.

11.Notices. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or on the fifth business day after being mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at either Company or Executive’s address set forth below. Either party may, by notice to the other party, given in the manner provided herein, change his address for receiving such notices.

If to Company:

If to the Executive:

Peter Stazzone

800 W. Flint Street

Chandler, AZ 85225

12.Waiver. Failure of either party to insist upon strict compliance with any terms or provisions of this Agreement shall not be deemed a waiver of any terms, provisions, or rights.

13.Choice of Law and Forum. The Executive’s residence is in Minnesota. Accordingly, this Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of law thereof. Additionally, the parties agree that any claim of any type brought by Executive or Company must be maintained only in a court sitting in Hennepin County, Minnesota or, if a federal court, the District of Minnesota having jurisdiction over such county. Both parties affirmatively waive the right to raise any claim of any type in any other jurisdiction and specifically consent to personal jurisdiction in the State of Minnesota.

14.Modifications. No modification or amendment of this Agreement shall be effective until the same shall be in writing duly executed by both parties. Modifications by the Company can only be made by a duly authorized executive officer of the Company.

15.Complete Agreement. This Agreement sets forth the complete agreement between the parties relating to the subject matter hereof. Executive acknowledges and agrees that, in executing this Agreement, he does not rely and has not relied upon any representations or statements not set forth herein made by the Company or any agent of the Company with regard to the subject matter, basis, or effect of this Agreement or otherwise. This Agreement supersedes any prior agreements, contracts, or covenants between the parties concerning Executive’s employment with the Company or Company Affiliate. The parties acknowledge that each party has had the opportunity to have the Agreement reviewed by counsel of their choice, and, therefore, there shall be no application of any rule of construing the Agreement against the drafter.

IN WITNESS WHEREOF, the parties hereby represent that they have carefully read and reviewed the foregoing Agreement, acknowledge its contents, and agree to be bound by the terms and conditions set forth herein. The parties acknowledge that they have voluntarily entered into this Agreement and caused this Agreement to be executed on the day, month and year first above written.

EXECUTIVE

Peter M. Stazzone

COMPANY

By:

Title: